As filed with the Securities and Exchange Commission on March 13, 2006

Registration No. 333-116911

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0378756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

945 East Paces Ferry Road, N.E., Suite 1475

Atlanta, Georgia 30326

(Address of Principal Executive Offices)

TRANSCEND SERVICES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Larry G. Gerdes

Chief Executive Officer

Transcend Services, Inc.

945 East Paces Ferry Road, N.E., Suite 1475

Atlanta, Georgia 30326

(404) 364-8000

(Name, address, telephone number, including area code, of agent for service)

Copy to:

Terry F. Schwartz, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II, 1230 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 815-3500

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 is filed to deregister the securities remaining unissued under Registration Statement No. 333-116911, filed by Transcend Services, Inc. (the “Company” or “Registrant”) on June 28, 2004.

Registration Statement No. 333-116911 registered 500,000 shares of common stock of the Company issuable pursuant to the Company’s 2004 Employee Stock Purchase Plan, filed on June 28, 2004 (Registration Statement No. 333-116911). As of the date hereof, 11,531 shares of common stock have been purchased under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities remaining unexercised under the Plan as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of March, 2006.

Transcend Services, Inc.
By:	/s/ Larry G. Gerdes
Larry G. Gerdes
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Larry G. Gerdes Larry G. Gerdes	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 1, 2006

/s/ Lance Cornell Lance Cornell	Chief Financial Officer (principal financial officer)	March 1, 2006

/s/ Jeanne N. Bateman Jeanne N. Bateman	Controller (principal accounting officer)	March 2, 2006

/s/ Joseph P. Clayton	Director	March 1, 2006
Joseph P. Clayton

/s/ James D. Edwards	Director	March 1, 2006
James D. Edwards

/s/ Walter S. Huff	Director	March 1, 2006
Walter S. Huff, Jr.

/s/ Charles E. Thoele	Director	March 1, 2006
Charles E. Thoele

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